IMPORTANT NOTICE: PLEASE COMPLETE THE

ENCLOSED PROXY BALLOT AND RETURN IT AS SOON AS POSSIBLE.

FOR YOUR CONVENIENCE YOU MAY VOTE BY CALLING THE TOLL-FREE TELEPHONE NUMBER PRINTED ON YOUR PROXY BALLOT.

YOU ALSO MAY VOTE BY INTERNET WWW.PROXYVOTE.COM.

A CONFIRMATION OF YOUR TELEPHONE VOTE WILL BE MAILED TO YOU.

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, California 94105

October 1, 2001

Dear Valued Shareholder:

    We are seeking your approval of a new sub-advisory agreement with Dresdner RCM Global Investors LLC, which we refer to as Dresdner, for the Specialized Health Sciences Fund and the Specialized Technology Fund of Wells Fargo Funds Trust. We refer to Wells Fargo Funds Trust as Wells Fargo Funds, to these Funds jointly as the Funds, and to each as a Fund. Dresdner has served as the sub-advisor for each Fund since its inception. Approval of the new sub-advisory agreement is necessary because of a recent change in ownership of Dresdner’s parent company, which has not resulted in, and is not expected to result in, any significant change in the Dresdner personnel who manage the Funds or in the manner that the Funds are managed. The substantive terms of the new sub-advisory agreement are identical to the terms of the prior sub-advisory agreement with Dresdner that terminated with its change in ownership.

    Dresdner has agreed to pay all expenses associated with this proxy solicitation so that shareholders of the Funds will not bear any of these expenses.

WHY IS APPROVAL OF A NEW SUB-ADVISORY AGREEMENT NECESSARY?

    On July 23, 2001, Dresdner Bank AG, a company organized under the laws of Germany that owns Dresdner, was acquired by Allianz AG, a financial services company also organized under the laws of Germany. We refer to this transaction as the Acquisition, and to Dresdner Bank AG and Allianz AG as Dresdner Bank and Allianz, respectively. Allianz’s acquisition of Dresdner Bank resulted in a change of control of Dresdner, the sub-advisor to the Funds. Prior to the Acquisition, Dresdner Bank was a publicly owned corporation with shares listed on the Frankfurt exchange, and did not have any shareholder that owned in excess of 25% of its outstanding shares. Under the United States securities laws, the Acquisition terminated the previous sub-advisory agreement existing between Wells Fargo Funds on behalf of the Funds and Dresdner. On May 6, 2001, in anticipation of the Acquisition and the automatic termination of the existing sub-advisory agreement, the Board of Trustees approved the new sub-advisory agreement, which is identical to the previous sub-advisory agreement that was in effect prior to July 23, 2001, except for the date of the agreement. The Board also approved an interim sub-advisory agreement, which permits Dresdner to serve as the sub-advisor to each Fund between July 23, 2001 and the time that shareholders approve the new sub-advisory agreement, but in no event later than December 20, 2001.

ARE THE ADVISORY OR SUB-ADVISORY ARRANGEMENTS FOR THE FUNDS CHANGING?

    No. The purpose of this proxy solicitation is to ensure that the Funds continue to be managed in the same manner by personnel of the same entities that have managed the Funds since they were launched. Wells Fargo Funds Management, LLC, which we refer to as Funds Management, is the investment advisor to each Fund, and will continue to act as the investment advisor for each Fund.

    The substantive terms of the new sub-advisory agreement are identical to those of the previous sub-advisory agreement with Dresdner that existed prior to the Acquisition, and the fee rates and services to be provided by Dresdner will not change. The only difference between the two agreements is the date of each agreement. The investment policies and investment strategies of each Fund will not change as a result of the new sub-advisory agreement. Also, although Dresdner is now ultimately owned by Allianz, it will still be operated as a separate entity.

    By approving the proposed new sub-advisory agreement, shareholders of each Fund will be voting to continue the management of their Fund as each has been managed since its inception. Approval of the new sub-advisory agreement also will have the effect of confirming the interim sub-advisory agreement that was put into place by the Board of Trustees after the Acquisition, and pursuant to which Dresdner continues to serve as sub-advisor to the Funds.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

    The Board of Trustees of Wells Fargo Funds has unanimously approved the new sub-advisory agreement with Dresdner, and found that it was fair and equitable for each Fund. Your Board of Trustees recommends that you vote FOR the proposed new sub-advisory agreement with Dresdner.

    Please read the enclosed proxy materials and consider the information presented. We encourage you to complete and mail your proxy card promptly. No postage is necessary if you mail it in the United States. You also may vote by calling the toll-free number printed on your proxy ballot, or via the internet at www. proxyvote.com. If you have any questions about the proxy, please call your trust officer, investment professional, or Wells Fargo Funds customer service at 1-800-222-8222.

Sincerely,

Michael J. Hogan

President

Wells Fargo Funds Trust

SPECIALIZED HEALTH SCIENCES FUND

SPECIALIZED TECHNOLOGY FUND

Series of

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, California 94105

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

SCHEDULED FOR OCTOBER 26, 2001

    This is the formal agenda for the special shareholder meeting of the Specialized Health Sciences and Specialized Technology Funds. It tells shareholders what matters will be voted on and the time and place of the meeting.

    To the Shareholders of the Specialized Health Sciences Fund and the Specialized Technology Fund:

    A special meeting of the shareholders will be held on Friday, October 26, 2001 at 10:00 a.m. (Pacific Time) at the offices of Wells Fargo Funds Trust, Director’s Room, 525 Market Street, 10th Floor, San Francisco, California, 94105, for the purpose of considering and voting upon:

1. A proposal to approve a sub-advisory agreement with Dresdner RCM Global           Investors LLC on behalf of each Fund.

2. Any other business that properly comes before the meeting or any adjournment(s).

    Shareholders of record as of the close of business on September 7, 2001 are entitled to vote at the meeting and any adjournment thereof.

By Order of the Board of Trustees,

C. David Messman

Secretary

October 1, 2001

YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER

OF SHARES THAT YOU OWN.

SPECIALIZED HEALTH SCIENCES FUND

SPECIALIZED TECHNOLOGY FUND

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

Dated October 1, 2001

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, California 94105

WHAT IS THIS DOCUMENT AND WHY ARE WE SENDING IT TO YOU?

    This document is a proxy statement and is being furnished to shareholders of the Specialized Health Sciences Fund and the Specialized Technology Fund. It contains the information that shareholders of each Fund should know before voting on the proposal before them, and should be retained for future reference. The shareholders of the Funds are being asked to vote on one proposal:

- To approve a new investment sub-advisory agreement with Dresdner.

    It is expected that this Proxy Statement will be mailed to shareholders in early October 2001.

WHY IS APPROVAL OF A NEW SUB-ADVISORY AGREEMENT NECESSARY?

    Shareholder approval of the new sub-advisory agreement is necessary under the United States securities laws because of a recent change in ultimate ownership of Dresdner, the sub-advisor of the Funds. On July 23, 2001, Dresdner Bank AG, a company organized under the laws of Germany that owns Dresdner, was acquired by Allianz AG, a financial services company also organized under the laws of Germany. We refer to this transaction as the Acquisition, and to Dresdner Bank AG and Allianz AG as Dresdner Bank and Allianz, respectively. Munich Reinsurance, a German company engaged in the reinsurance business which we refer to as Munich Re, owns over 25% of Allianz and may be considered to control Allianz. The Acquisition resulted in a change of ultimate control of Dresdner, the sub-advisor to the Funds. Under the United States securities laws, the Acquisition terminated the previous sub-advisory agreement existing between Wells Fargo Funds on behalf of the Funds, Dresdner and Funds Management.

    On May 6, 2001, in anticipation of the Acquisition and the automatic termination of the existing sub-advisory agreement with Dresdner, the Board of Trustees approved a new sub-advisory agreement that contains substantive terms identical to the terms of the previous sub-advisory agreement with Dresdner that was in effect prior to July 23, 2001. The only difference between the two agreements is the date of the agreement. The Board also approved an interim sub-advisory agreement with Dresdner that permits Dresdner to serve as the sub-advisor to each Fund between July 23, 2001 and the time that shareholders approve the new sub-advisory agreement, but in no event later than December 20, 2001.

ARE THE SUB-ADVISORY ARRANGEMENTS CHANGING FOR THE FUNDS?

    No. The purpose of this proxy statement is to ensure that the Funds retain the same sub-advisor and management services that they have received from Dresdner since each Fund was launched. The new sub-advisory agreement is identical to the sub-advisory agreement in existence prior to the Acquisition, except for the date of the agreement. Neither the level nor the types of services nor the sub-advisory fees owed by Funds Management to Dresdner will change as a result of approving the new sub-advisory agreement with Dresdner. Finally, the Acquisition is not expected to affect the day-to-day operation or organization of Dresdner. Dresdner has represented that, consistent with its prior practice, Munich Re is not expected to be involved in the day-to-day management or operation of Dresdner.

    One of the portfolio managers of the Specialized Health Sciences Fund has announced that he is leaving Dresdner effective November 3, 2001 but the other portfolio manager will continue to manage that Fund and other Dresdner personnel will assist in the management of the Fund. Dresdner has represented that the departure of this portfolio manager was not caused by the Acquisition or the change in control of Dresdner. Dresdner has further represented that it is actively interviewing candidates to increase the size of its Health Care team, and the departing portfolio manager has agreed to assist in transitioning any new members of the Health Care team until his departure.

IS ADDITIONAL INFORMATION ABOUT THE FUNDS AVAILABLE?

    Yes, additional information about the Funds is available in:

- The Prospectuses for the Funds;

- The Statement of Additional Information, or SAI, for the Funds; and

- The Specialized Technology Fund’s Annual Report to Shareholders dated September 30, 2000, and Semi-Annual Report dated as of March 31, 2001, which contains financial statements for the most recent fiscal period, was previously mailed to shareholders. Information concerning the Specialized Health Sciences Fund is not included in these reports because that Fund was launched after March 31, 2001. All of these documents are on file with the Securities and Exchange Commission, which we refer to as the SEC.

    Copies of all of these documents are available upon request without charge by writing to or calling:

Wells Fargo Funds Trust

P.O. Box 7066

San Francisco, CA 94120-7066

1-800-222-8222

    You also may view or obtain these documents from the SEC:

In Person:    At the SEC’s Public Reference Room in Washington, D.C.

By Phone:    1-800-SEC-0330

By Mail: Public Reference Section

                Securities and Exchange Commission

                450 5th Street, N.W.

                Washington, D.C. 20549

                (duplicating fee required)

By Email: publicinfo@sec.gov

By Internet:  www.sec.gov

                    (Information about the Funds may be found under Wells Fargo Funds Trust).

    Finally, the principal terms of the proposed sub-advisory agreements are summarized in the proxy statement. A copy of the proposed sub-advisory agreement is available upon request by calling or writing Wells Fargo Funds Trust at the number and address listed above.

Approval of the New Sub-Advisory Agreement

Overview

    Shareholders are being asked to consider and approve a new sub-advisory agreement between Dresdner and Wells Fargo Funds on behalf of each Fund. Before July 23, 2001, Dresdner served as the sub-advisor to each Fund pursuant to an agreement, dated as of March 1, 2001, and originally dated as of July 29, 2000. We refer to this agreement as the Prior Agreement. On July 23, 2001, Dresdner Bank, the ultimate parent of Dresdner, was acquired by Allianz. Allianz, in turn, may be considered to be controlled by Munich Re, which owns over 25% of Allianz. Allianz’s acquisition of Dresdner Bank resulted in a change of control of Dresdner, the sub-advisor to each Fund. The Acquisition has not resulted in any change in the organization of Dresdner or the Dresdner personnel who manage the Funds or in the way the Funds are or will be managed. Faraz Naqvi, M.D., one of the co-managers of the Specialized Health Sciences Fund, has announced that he is leaving Dresdner effective November 3, 2001. However, the other named portfolio manager will continue to manage that Fund and other Dresdner investment personnel of its Health Care team will assist in the management of the Fund. In addition, Dresdner has represented that the departure of this portfolio manager was not caused by the Acquisition or the change in control of Dresdner. Dresdner has further represented that it is actively interviewing candidates to increase the size of its Health Care team, and Dr. Naqvi will assist in transitioning any new members of the Health Care team until his departure. Dresdner also will continue to be operated as a separate subsidiary but now is ultimately owned by Allianz, rather than Dresdner Bank. Munich Re is not expected to be involved in the day-to-day operation or management of Dresdner. Finally, the investment objectives and strategies of the Funds, and the investment advisory fees and sub-advisory fees payable by the Funds have not changed, and are not expected to change as a result of the Acquisition.

    Under the federal securities laws, however, this Acquisition terminated the Prior Agreement between Wells Fargo Funds on behalf of the Funds and Dresdner. The federal securities laws also require shareholders to approve new sub-advisory agreements. However, an SEC rule permits a fund board to approve an interim sub-advisory agreement in anticipation of a transaction that will terminate an existing sub-advisory agreement. All fees owed under the interim agreement must be paid into an escrow account until shareholders approve a new sub-advisory agreement, and the interim agreement cannot continue beyond 150 days after the termination of the previous agreement.

    In anticipation of the termination of the Prior Sub-Advisory Agreement, on May 6, 2001, the Board of Trustees of Wells Fargo Funds approved a New Sub-Advisory Agreement with Dresdner to be effective upon shareholder approval, which we refer to as the New Agreement. To ensure that the Funds were not left without sub-advisory services between July 23, 2001 and the approval of the New Agreement, the Board also approved an Interim Sub-Advisory Agreement effective between July 23, 2001 and the earlier of shareholder approval of the New Agreement or December 20, 2001, which we refer to as the Interim Agreement. The substantive terms of the New Agreement and the Prior Agreement are identical. The only difference between the two agreements is the date of each agreement. Thus, unless otherwise specified, a description of the New Agreement also covers the Prior Agreement.

    The Interim Agreement is substantially similar to the New and Prior Agreements and the only differences are those mandated by the SEC rule permitting interim agreements. Thus, unless otherwise specified, a description of the New Agreement also covers the Interim Agreement. If shareholders do not approve the New Agreement, Dresdner will only be entitled to fees from the escrow account that represent its cost in providing advisory services to the Funds during the interim period, and Dresdner will not be able to continue to provide sub-advisory services to the Funds. If shareholders do not approve the New Agreement, the Board of Trustees of Wells Fargo Funds will consider what further action is appropriate.

Terms of the New Agreement

    Under the terms of the New Agreement, Dresdner would be responsible, subject to oversight by Funds Management and the Board of Trustees of Wells Fargo Funds, for investing and reinvesting each Fund’s assets in a manner consistent with its investment objectives, policies and restrictions, and applicable federal and state law. For providing these services under the New Agreement, Dresdner would be entitled to receive a sub-advisory fee from the Funds as listed in the chart below. Funds Management would be solely responsible for paying this fee.

Name of Fund	Dresdner’s Sub-Advisory Fee
Specialized Health Sciences Fund	$ 0-100 million 0.95% $100-500 million 0.65% >$500 million 0.60%
Specialized Technology Fund	$0-100 million 1.00% $100-500 million 0.75% $500- 1 billion 0.60% >$ 1 billion 0.50%

The proposed sub-advisory fees are the same under the Prior Agreement, the New Agreement and the Interim Agreement.

    Under the New Agreement, Dresdner also would be responsible for providing additional services related to the continuous investment program for the Funds, including recordkeeping services, and would be obligated to comply with all the applicable rules and regulations of the SEC. The New Agreement also requires Dresdner to submit certain reports to the Board of Trustees or Funds Management both quarterly and upon request. The New Agreement also specifies that Dresdner must use its best efforts to obtain for the Funds the most favorable price and execution available. In compliance with the federal securities laws and subject to reporting to the Board of Trustees, Dresdner may cause a Fund to pay a broker who provides certain research and brokerage services an amount for a commission that exceeds the amount that another broker would charge, in recognition of the brokerage and research services provided. The New Agreement also provides that Dresdner may aggregate the orders of the Funds with those of other clients or accounts Dresdner manages, provided that the aggregation will result in an overall economic benefit to the Fund and Dresdner complies with all SEC pronouncements and interpretations regarding the aggregation of trades.

    If approved by shareholders of the Funds, the New Agreement will continue in effect for an initial term of two years from the date of shareholder approval. After the initial term, the New Agreement is renewable annually for no more than one year by vote of the Board of Trustees or the shareholders. The New Agreement may be terminated at any time without penalty by written notice of a Fund to Dresdner in the event that the Board of Trustees or the shareholders vote to terminate the Agreement, or by Dresdner upon 60 days’ written notice. Consistent with the federal securities laws, the New Agreement also would terminate upon its "assignment" (as defined in the Investment Company Act of 1940, which we refer to as the 1940 Act).

    Approval of the New Agreement also will confirm the Interim Agreement and permit Dresdner to be fully paid by Funds Management for providing sub-advisory services to the Funds during the interim period. The terms of the Interim Agreement are substantially identical to the New Agreement, except under the terms of the Interim Agreement, the sub-advisory fees referenced above for the period between July 23, 2001 and the earlier of shareholder approval of the New Agreement or December 20, 2001, are paid into an escrow account. If shareholders approve the New Agreement, Dresdner will be entitled to receive the balance of the escrow account, and will be able to continue as the sub-advisor to the Funds under the New Agreement. If shareholders do not approve the New Agreement, Dresdner is entitled to receive from the escrow account only the amount representing its cost in providing sub-advisory services to the Funds during the interim period, and any remainder would be returned to the Fund(s). Because Dresdner’s sub-advisory fees are paid by Funds Management, and not by the Funds directly, approval of the New Agreement and payment to Dresdner for providing services to the Funds during the interim period will not increase the fees payable by either Fund. If shareholders of a Fund do not approve the New Agreement, Dresdner may not continue to serve as the sub-advisor and the Board of Trustees of Wells Fargo Funds will determine what further action is appropriate.

Board Consideration and Approval of the New Agreement

    Before July 23, 2001, Dresdner served as the sub-advisor to each Fund pursuant to the Prior Agreement that was approved by the Board of Wells Fargo Funds on October 24, 2000 on behalf of the Specialized Technology Fund, and on February 16, 2001 on behalf of the Specialized Health Sciences Fund. The Prior Agreement was approved by the sole shareholder of the Specialized Technology Fund on July 31, 2000, and was approved by the sole shareholder of the Specialized Health Sciences Fund on March 26, 2001.

    At the May 8, 2001 meeting, the Board was informed of the Acquisition, and the expected termination of the Prior Agreement upon the closing of the Acquisition. The Board received information concerning the New Agreement and the Interim Agreement and was advised of the standards applicable under the federal securities laws in determining whether to approve the New Agreement and the Interim Agreement. The information provided by Funds Management to the Board included a description of the Acquisition, and a discussion of how the Acquisition would affect Dresdner’s ability to perform its duties as set forth in the New Agreement and the Interim Agreement. Funds Management informed the Board that it did not expect that the Acquisition would have a material effect on the quality or nature of the sub-advisory services provided to the Funds or on the operations of the Funds or their shareholders. Funds Management also noted that it did not anticipate any material change in the day-to-day operations of Dresdner and it was anticipated that Dresdner would continue to be operated as a separate legal entity after the Acquisition.

    At the May 8, meeting, the Board, including the Independent Trustees, unanimously approved the New Agreement and the Interim Agreement. Specifically, the Board determined that the compensation payable under the New Agreement and the Interim Agreement was fair and equitable and did not represent an increase from the rates charged under the Prior Agreement. The Board also determined that the scope and quality of services to be provided to the Funds under the New Agreement and the Interim Agreement would be at least equivalent to the scope and quality of services provided under the Prior Agreement.

    The Board based its decision to recommend the approval of the New Agreement on the following material factors: (i) the scope and type of services contemplated under the New Agreement, the sub-advisory fees, and the level of service provided to each Fund; (ii) the financial strength of Dresdner and the strength of its new ultimate parent company; (iii) the continued employment by Dresdner of qualified investment professionals to manage the assets of the Fund; (iv) the depth of experience of Dresdner’s investment professionals following the change of control; (v) the investment record of Dresdner in managing the Funds to date and other funds with similar investment objectives and strategies; and (vi) that Funds’ shareholders would not bear any costs associated with the proxy solicitation. In making its decision to recommend approving the New Agreement, the factor that the Board considered most important was the absence of changes to the level or quality of services to be provided to the Funds.

    Although subsequent to the Board meeting, Faraz Naqvi, M.D., one of the co-managers of the Specialized Health Sciences Fund, announced that he was leaving Dresdner effective November 3, 2001, Dresdner has represented that his departure was not caused by the Acquisition or the change in control of Dresdner. The other co-manager of the Specialized Health Sciences Fund is remaining at Dresdner and will continue to manage the Fund, and other investment personnel of Dresdner will continue to provide services to the Fund. Moreover, Dr. Naqvi has announced that he will assist in transitioning new members of the Health Care team before he leaves on November 3, 2001.

Information Regarding Dresdner

    Dresdner is a limited liability company organized under the laws of the State of Delaware, and is registered with the U.S. Securities and Exchange Commission as an investment advisor. Dresdner is a wholly-owned subsidiary of Dresdner RCM Global Investors US Holdings LLC ("Dresdner Holdings"), a limited liability company organized under the laws of the State of Delaware. The principal address for Dresdner and Dresdner Holdings is 4 Embarcadero Center, San Francisco, California, 94111. Dresdner Bank owns 99% of Dresdner Holdings and Dresdner Kleinwort Wasserstein North America LLC owns the remaining 1%. Dresdner Bank’s principal executive offices are located at Jurgen-Ponto-Platz 1, D-60301 Frankfurt-am-Main, Germany and Dresdner Kleinwort Wasserstein North America LLC’s principal executive offices are located at 75 Wall Street, New York, New York 10005. Prior to the Acquisition, Dresdner Bank was a publicly-owned company organized under German law, and had no shareholder that owned more than 25% of its outstanding shares. Dresdner Bank is now ultimately owned by Allianz, an international financial services company organized under German law. Allianz’s principal executive offices are located at Koeniginstrasse 28, D-80802 Munich, Germany. Munich Re, a reinsurance company organized under German law, owns more than 25% of Allianz, and may be considered to control Allianz. Munich Re’s principal address is 80791 Munich, Germany. However, Dresdner has been informed that, consistent with prior practice, Munich Re is not expected to be involved in the management of Dresdner.

    On September 12, 2001, Munich Re announced that it will assume substantial insurance claims costs in the wake of the terrorist attack on the World Trade Center. Although Munich Re announced that such claims will significantly impact net profits for its current business year, it also announced that the Munich Re Group is sufficiently prepared even for loss events of this size.

    In addition to serving as the investment sub-advisor to the Funds, Dresdner serves as the investment advisor to certain institutional funds, which have investment objectives similar to the Funds. The chart below details information about these similar funds advised by Dresdner.

Name of Fund	Asset Size as of June 30, 2001	Current Management Fee Based on Average Daily Net Assets
Global Technology Fund (similar to Specialized Technology Fund)	$463,843,400	1.00%
Global Health Care Fund (similar to Specialized Health Sciences Fund)	$239,375,578	1.00%

    The Board of Managers and principal executive officer of Dresdner and their principal occupation and addresses are listed in the chart below:
Name and Address	Position at Dresdner	Principal Occupation(s)
Gerhard Eberstadt Jurgen-Ponto-Platz 1 D-60301 Frankfurt-am-Main Germany	Member of Board of Managers	Member of Board of Managers, Dresdner Bank AG
George N. Fugelsang 75 Wall Street New York, NY 10235	Member of Board of Managers	President/Chief Executive Officer/Chairman, Dresdner Kleinwort Wasserstein Securities LLC
Susan C. Gause*	Member of Board of Managers; and Senior Managing Director	Member of Board of Managers; and Senior Managing Director of Dresdner
Luke D. Knecht*	Member of Board of Managers; and Managing Director	Member of Board of Managers; and Managing Director of Dresdner
Joachim Maedler Jurgen-Ponto-Platz 1 D-60301 Frankfurt-am-Main Germany	Member of Board of Managers	Member of Board of Managers, Dresdner Bank AG
William L. Price*	Chairman of Board of Managers; Senior Managing Director; and Global Chief Investment Officer	Chairman of Board of Managers; Senior Managing Director; and Global Chief Investment Officer of Dresdner

*The address for these members of the Board of Managers is Four Embarcadero Center, San Francisco, California 941111.

    The Specialized Health Sciences Fund was launched on April 2, 2001, after the close of the last fiscal year (ended September 30, 2000). The amount of sub-advisory fees paid to Dresdner by Funds Management to sub-advise the Specialized Health Sciences Fund for the period April 2, 2001 (inception date) through June 30, 2001 was $34,920. For the fiscal year ended September 30, 2000, the amount of sub-advisory fees paid to Dresdner by Funds Management to sub-advise the Specialized Technology Fund was $76,000 (inception date of the Fund was September 18, 2000). The amount of sub-advisory fees paid to Dresdner by Funds Management to sub-advise the Specialized Technology Fund for the period October 1, 2000 through March 31, 2001 was $523,867. Other than the sub-advisory fees paid by Funds Management to Dresdner as detailed above, the Funds did not make any other payments to Dresdner or any affiliate of Dresdner since the inception of each Fund.

OTHER INFORMATION ABOUT THE PROPOSAL

More Information on Voting

    This Proxy is being furnished in connection with the solicitation of proxies by the Board of Trustees of Wells Fargo Funds to solicit your vote to approve the New Agreement with Dresdner, at a meeting of shareholders, which we refer to as the Meeting. The Meeting will be held on Friday, October 26, 2001 at 10:00 a.m. (Pacific Time) at the offices of Wells Fargo Funds Trust, Director’s Room, 525 Market Street, 10th Floor, San Francisco, California, 94105.

    You may vote in one of four ways.

- Complete and sign the enclosed proxy card and mail it to us in the enclosed            prepaid return envelope (if mailed in the United States).

- Vote on the internet at www.proxyvote.com and follow the instructions provided.

- Call the toll-free number printed on your proxy ballot and follow the instructions            provided.

- You also may vote in person by attending the special meeting.

    Please note that to vote via the internet or telephone, you will need the "control number" that is printed on your ballot card.

    You may revoke a proxy once it is given. If you desire to revoke a proxy, you must submit a later dated proxy or a written notice of revocation to the appropriate Fund. You also may give written notice of revocation in person at the meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy, or, if no specification is made, FOR each proposal, as applicable.

    Only shareholders of record on September 7, 2001 are entitled to vote at the Meeting. Each whole and fractional share of a Fund held as of September 7, 2001 is entitled to a whole or fractional vote. For each Fund, the presence in person or by proxy of one-third of the outstanding shares is required to constitute a quorum. Approval of the New Agreement requires approval by the lesser of (1) 67% or more of the voting shares of the Fund present at the Meeting, provided that holders of more than 50% of such Fund’s outstanding shares are present or represented by proxy, or (2) more than 50% of the Fund’s outstanding voting securities.

    The election inspectors will count your vote at the Meeting, if cast in person or by proxy. The election inspectors will count:

-   votes cast "FOR" approval of the proposal to determine whether sufficient              affirmative votes have been cast;

-    ballots that are returned without a direction the same as votes cast "FOR" the               proposal;

-    abstentions and broker non-votes of shares (in addition to votes cast) to             determine whether a quorum is present at the Meeting. Abstentions and broker              non-votes are not counted to determine whether a proposal has been approved.

    Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker lacks discretionary voting authority.

    The Board knows of no matters other than the Proposals described in this proxy statement that will be brought before the Meeting. If, however, any other matters properly come before the Meeting, it is the Board’s intention that proxies will be voted on such matters based on the judgment of the persons named in the enclosed form of proxy. In the event that a quorum is not present for the Meeting, or in the event that a quorum is present but sufficient votes to approve any proposed item are not received by a Fund, one or more adjournment(s) may be proposed to permit further solicitation of proxies. Any such adjournment(s) will require the affirmative vote of a majority of the shares that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such adjournment(s), and will vote those proxies required to be voted AGAINST the proposal against any adjournment(s).

    In addition to the solicitation of proxies by mail or expedited delivery service, the Board of Trustees of Wells Fargo Funds and employees and agents of Funds Management may solicit proxies in person or by telephone. Funds Management will reimburse upon request persons holding shares as nominees for their reasonable expenses in sending soliciting materials to their principals.

Outstanding Shares

    As of September 7, 2001, each Fund had the following number of shares outstanding:

Name of Fund	Number of Shares Outstanding Per Class	Total Number of Shares Outstanding for Each Fund
Specialized Health Sciences Fund		3,084,535
Class A
	1,236,730
Class B
	1,616,575
Class C
	231,230
Specialized Technology Fund		22,097,913
Class A
	8,032,594
Class B
	11,616,095
Class C
	2,449,224

Principal Shareholders

    The federal securities laws require that we include information about the shareholders who own 5% or more of the outstanding voting shares of each Fund or Class of a Fund. To the knowledge of Wells Fargo Funds, the following persons are the only persons who owned of record or beneficially, 5% or more of the outstanding shares of any Class of either Fund.

Fund	Name and Address	Class of Shares/ Type of Ownership	% of Share Class	% of Fund
Specialized Health Sciences Fund	Charles Schwab & Co. Inc. Special Custody Accounts Exclusively FBO the Customers 101 Montgomery Street San Francisco, CA 94104-4122	Class A Record Holder	16.25%	6.51%
	MLPF&S For the Sole Benefit of its Customers Attn: Mutual Fund Administration 4800 Deer Lake Dr. E Floor 3 Jacksonville, FL 32246-6484	Class A Record Holder	12.87%	5.16%
	MLPF&S For the Sole Benefit of its Customers Attn: Mutual Fund Administration 4800 Deer Lake Dr. E Floor 3 Jacksonville, FL 32246-6484	Class C Record Holder	13.99%	1.05%
Specialized Technology Fund	Charles Schwab & Co. Inc. Special Custody Accounts Exclusively FBO the Customers Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104-4122	Class A Record Holder	7.84%	2.85%
	Wells Fargo Bank MN NA FBO Retirement Plan Services Wells Fargo BIN #99021011 P.O. Box 1533 Minneapolis, MN 55480-1533	Class A Record Holder	5.91%	2.15%
	MLPF&S For the Sole Benefit of its Customers Attn: Mutual Fund Administration 4800 Deer Lake Dr. E Floor 3 Jacksonville, FL 32246-6484	Class C Record Holder	6.69%	0.74%
	Wells Fargo Investments LLC A/C 8547-9949 420 Montgomery St. San Francisco, CA 94104-1298	Class C Record Holder	6.12%	0.68%

    For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to "control" such company. Accordingly, to the extent that a shareholder identified in the foregoing table is identified as the beneficial holder of more than 25% of a class or a Fund, or is identified as the holder of record of more than 25% of a class or Fund and has voting and/or investment power, it may be presumed to control such class or Fund.

    As of September 30, 2000, the Officers and Trustees of the Trust, as a group, owned less than 1% of the shares of each Fund.

Other Information about the Funds

    Funds Management serves as the Funds’ investment advisor and administrator, and is located at 525 Market Street, San Francisco, California 94105. Stephens Inc. serves as the Funds’ principal underwriter, and is located at 111 Center Street, Little Rock, Arkansas 72201.

Annual Meetings and Shareholder Meetings

    Wells Fargo Funds does not presently hold annual meetings of shareholders for the election of Trustees and other business unless otherwise required by the 1940 Act. Any shareholder proposal for a shareholder meeting must be presented to Wells Fargo Funds within a reasonable time before proxy materials for the next meeting are sent to shareholders. Because Wells Fargo Funds does not hold regular shareholder meetings no anticipated date of the next meeting can be provided.

Appendix 1

PROXY BALLOT

SPECIALIZED HEALTH SCIENCES FUND

SPECIALIZED TECHNOLOGY FUND

WELLS FARGO FUNDS TRUST

525 MARKET STREET

SAN FRANCISCO, CA 94105

    BY MY SIGNATURE BELOW, I APPOINT MICHAEL J. HOGAN, KARLA M. RABUSCH, C. DAVID MESSMAN, DOROTHY PETERS AND CHRISTOPHER BELLONZI (OFFICERS OF WELLS FARGO FUNDS TRUST (THE "TRUST") AS MY PROXIES AND ATTORNEYS TO VOTE ALL FUND SHARES OF THE PORTFOLIO IDENTIFIED BELOW THAT I AM ENTITLED TO VOTE AT THE SPECIAL  MEETING OF SHAREHOLDERS OF WELLS FARGO FUNDS TRUST TO BE HELD AT 525 MARKET ST., 10TH FLOOR, SAN FRANCISCO, CALIFORNIA ON FRIDAY, OCTOBER 26, 2001, 10:00 A.M. PACIFIC TIME, AND AT ANY ADJIURNMENTS OF THE MEETING. THE PROXIES SHALL HAVE ALL THE POWERS THAT I WOULD POSSESS IF PRESENT. I HEREBY REVOKE ANY PRIOR PROXY, AND RATIFY AND CONFIRM ALL THAT THE PROXIES, OR ANY OF THEM, MAY LAWFULLY DO. I ACKNOWLEDGE RECEIPT OF THE NOTICE OF OF SPECIAL SHAREHOLDERS MEETING AND THE PROXY STATEMENT DATED SEPTEMBER 10, 2001.

    THE PROXIES SHALL VOTE MY SHARES ACCORDING TO MY INSTRUCTIONS GIVEN BELOW WITH RESPECT TO THE PROPOSAL. IF I DO NOT PROVIDE AN INSTRUCTION, I UNDERSTAND THAT THE PROXIES WILL VOTE MY SHARES IN FAVOR OF THE PROPOSAL. THE PROXIES WILL VOTE ON ANY MATTER NOT DESCRIBED IN THE PROXY STATEMENT THAT MAY ARISE IN THE MEETING ACCORDING TO THEIR BEST JUDGEMENT.

    This proposal is solicited by the BOARD OF TRUSTEES of Wells Fargo Funds Trust, which unanimously recommends that you vote in favor of each proposal.

To Vote by Telephone

    1) Read the Proxy Statement and have the proxy card below at hand.

    2) Call 1-800-690-6803.

    3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To Vote by Internet

    1) Read the Proxy Statement and have the proxy card below at hand.

    2) Go to website www.proxyvote.com.

    3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To Vote by Mail

    1) Read the Proxy Statement.

    2) Check the appropriate boxes on the proxy card below.

    3) Sign and date the proxy card.

    4) Return the proxy card in the envelope provided.

TO VOTE. MARK BLOCKS BELOW IN BLUE OR BLACK INS AS FOLLOWS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Proposal

1. To approve a new investment sub-advisory agreement with Dresdner RCM            Global Investors LLC.

                                            [ ] FOR [ ] AGAINST [ ] ABSTAIN

[Name of Fund]                           ______________________________

                                                            Signature of Shareholder

No. of Shares _______________  ______________________________

                                                                Date

NOTE: Please make sure that you complete, sign and date your proxy card. Please sign Exactly as your name(s) APPEAR ON YOUR ACCOUNT. When signing as a fiduciary, please give your full title as such. Each joint owner should sign personally. Corporate proxies should be signed in full corporate name by an authorized officer.